UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2017

ETERNITY HEALTHCARE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	75-3268426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8755 Ash Street, Suite 1, Vancouver, BC Canada	V6P 6T3
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (855) 324-1110

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

May 15, 2017 - Eternity Healthcare Inc.’ a Nevada Corporation (OTCBB: ETAH) (the “Company”), today announced that two board members have resigned. Mr. Dominique Borrelly and Mrs. Bin Huang have provided their resignation to Dr. Hassan Salari, Chairman, CEO and Board member. At the board meeting, our directors and sole officer considered their resignations, fiduciary duties and general circumstances and reasons for the resignations, including the actions undertaken over the past years to manage, oversee and monitor the Company’s business in such difficult and adverse conditions. Both members expressed their concerns on the financial status of the Company and its future ability to compensate the board members, any required consultants and the general operation of the Company. Having a healthy financial balance sheet is important and if not addressed properly may cause the delay in product development, delay in regulatory approval, or total insolvency. However, the management believes it has several options to consider. These include rights offering to current shareholders, merger & acquisition or the Company ceasing its reporting obligations all together and/or operating as a private company.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETERNITY HEALTHCARE INC.

/s/ Hassan Salari
Hassan Salari
CEO, Principal Executive Officer

Date: May 15, 2017

3